NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                                File No. 811-3605

                       Six-Month Period Ended May 31, 2002


EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

     Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited is incorporated herein by reference to Exhibit (d) (13) to Post-Effective Amendment No. 50 pursuant to the Securities Act of 1933 filed with the Securities and Exchange Commission on March 29, 2002 (Accession No. 0000940180-02-000671) ("PEA 50").

     Fee Reduction Commitment dated April 1, 2002 by Northern Trust Investments, Inc. is incorporated herein by reference to Exhibit (d) (14) to PEA 50.

     Assumption Agreement dated April 1, 2002 between Northern Trust Investments, Inc. and Northern Trust Global Investments (Europe) Limited is incorporated herein by reference to Exhibit (d)(15) to PEA 50.